As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Q32 BIO INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3468154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Winter Street

Waltham, MA 02451

(781) 999-0232

(Address of Principal Executive Offices, Zip Code)

Q32 Bio Inc. 2024 Stock Option and Incentive Plan

Q32 Bio Inc. 2024 Employee Stock Purchase Plan

(Full title of the plan)

Jodie Morrison

Chief Executive Officer

Q32 Bio Inc.

830 Winter Street

Waltham, MA 02451

(781) 999-0232

(Name and address of agent for service; Telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq.

Sarah Ashfaq, Esq.

Jacqueline Mercier, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Q32 Bio Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 609,881 additional shares of its common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance under the Q32 Bio Inc. 2024 Stock Option and Incentive Plan (the “2024 Plan”) and 121,977 additional shares of its Common Stock, reserved for issuance under the Q32 Bio Inc. 2024 Employee Stock Purchase Plan (the “ESPP”), pursuant to the “evergreen” provision of each of the 2024 Plan and the ESPP. The number of shares of Common Stock reserved and available for issuance under the 2024 Plan is subject to an automatic annual increase on each January 1, beginning January 1, 2025, in an amount equal to the lesser of: (i) 5% of the outstanding shares on the immediately preceding December 31, or (ii) such lesser amount as determined by the Administrator (as defined in the 2024 Plan). The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase by the lesser of (a) 241,677 shares of Common Stock, (b) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (c) such lesser number of shares of Common Stock as determined by the Administrator (as defined in the ESPP). The additional shares are of the same class as other securities relating to the 2024 Plan and the ESPP for which the Registrant’s registration statement filed on Form S-8 with the Commission on May 31, 2024 (File No. 333-279877) is effective.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the content of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 31, 2024 (File No. 333-279877) relating to the 2024 Plan and the ESPP is hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;

(b)	Current Report on Form 8-K filed with the SEC on February 10, 2025; and

(c)

The description of the Registrant’s Common Stock contained in (i)  the Registration Statement on Form 8-A (File No. 001-38433), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 19, 2018, including any amendments or reports filed for the purpose of updating such description and (ii) Exhibit 4.1—Description of Securities to Amendment No. 1 to our Annual Report on Form 10-K/A, as filed with the Commission on April 12, 2024.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 3, 2018 (File No. 001-38433)).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—reverse stock split and authorized share increase, dated March 25, 2024 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on March 27, 2024 (File No. 001-38433)).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company—name change, dated March 25, 2024 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on March 27, 2024 (File No. 001-38433)).

4.4	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2020 (File No. 001-38433)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Q32 Bio Inc. 2024 Stock Option and Incentive Plan, and form of award agreements thereunder (incorporated by reference to Exhibit 10.9 of the Registrant’s Form 8-K filed March 27, 2024 (File No. 001-38433)).

99.2	Q32 Bio Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.10 of the Registrant’s Form 8-K filed March 27, 2024 (File No. 001-38433)).

107*	Filing Fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 11th day of March, 2025.

Q32 BIO INC.

By:	/s/ Jodie Morrison
Name: Jodie Morrison
Title: Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Jodie Morrison and Lee Kalowski, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Jodie Morrison Jodie Morrison	Chief Executive Officer and Director Principal Executive Officer	March 11, 2025

/s/ Lee Kalowski Lee Kalowski	Chief Financial Officer and President Principal Financial Officer and Principal Accounting Officer	March 11, 2025

/s/ David Grayzel David Grayzel	Director	March 11, 2025

/s/ Diyong Xu Diyong Xu	Director	March 11, 2025

/s/ Isaac Manke Isaac Manke	Director	March 11, 2025

/s/ Arthur Tzianabos Arthur Tzianabos	Director	March 11, 2025

/s/ Kathleen LaPorte Kathleen LaPorte	Director	March 11, 2025

/s/ Mary Thistle Mary Thistle	Director	March 11, 2025

/s/ Mark Iwicki Mark Iwicki	Director	March 11, 2025

/s/ Bill Lundberg Bill Lundberg	Director	March 11, 2025